UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2009

POINT BLANK SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13112	11-3129361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2102 SW 2nd Street, Pompano Beach, Florida		33069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 630-0900

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2009, the Company increased the annual base salary of Michelle Doery, the Company’s Chief Financial Officer, from $150,000 to $205,000.  Such increase was made retroactive to April 20, 2009.  Subject to the discretion of the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”), Ms. Doery may be eligible for an annual bonus of up to 50% of her annual base salary, based on the Company’s achievement of certain performance targets applicable to management bonuses set by the Compensation Committee.

On June 25, 2009, the Company also granted Ms. Doery and Samuel B. White, the Company’s EVP Business Development, options to purchase 175,000 and 200,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), respectively.  The exercise price of these options is $0.40, the closing price of the Common Stock on the grant date.  These options vest as follows: 10% on the grant date; an additional 30% on June 25, 2010; an additional 30% on June 25, 2011; and the remaining 30% on June 25, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POINT BLANK SOLUTIONS, INC.

Dated: July 1, 2009	By:	/s/ Michelle Doery
		Name:	Michelle Doery
		Title:	Chief Financial Officer